APEX BIOVENTURES ACQUISITION CORPORATION
18 FARM LANE
HILLSBOROUGH, CA 94010

____________, 2006

To Each of the Initial Stockholders
Listed on the Signature Page Hereto

RE: DIVIDEND SHARE REPURCHASE RIGHT

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in connection with the Registration Statement on Form S-1 (File No. 333-135755) (as it may be amended and supplemented from time to time, the “Registration Statement”) filed by the undersigned, APEX Bioventures Acquisition Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 12, 2006, relating to an initial public offering (the “IPO”) of the Company’s units (the “Units”). Each Unit is comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”) to be underwritten by CRT Capital Group LLC (the “Underwriter”).

The stockholders of the Company listed as “Initial Stockholders” on the signature page hereto (the “Initial Stockholders”) purchased an aggregate of 2,434,750 shares of Common Stock at an aggregate purchase price of $25,000 (the “Purchased Shares”) and have received an aggregate of 351,562 shares of Common Stock issued by the Company in a stock dividend on ____________, 2006 (such Common Stock is referred to herein as the “Dividend Shares”; the Dividend Shares and the Purchased Shares are referred to collectively herein as the “Insider Shares”). The number of Dividend Shares held by each Initial Stockholder as of the date hereof is set forth opposite such Initial Stockholder’s name on Schedule I hereto.

In order to ensure that the Insider Shares collectively owned by the Initial Stockholders constitute no more or no less than twenty percent (20%) of the Company’s outstanding Common Stock immediately after the date on which the Underwriter’s option (“Over-Allotment option”) to purchase up to 1,406,250 Units to cover any over-allotments has been exercised in full or all or any portion thereof has expired or been terminated, the parties hereto agree that the Company shall have the right (“Dividend Share Repurchase Right”) to purchase, at a price of $0.0001 per share (the “Repurchase Price”) some or all of the Dividend Shares in accordance with the terms, and subject to the conditions, set forth below.

I.  Dividend Share Repurchase Right.

A.  Pre-Effective Date. The Company shall have a Dividend Share Repurchase Right (but not the obligation) to purchase, at the Repurchase Price, all (but not less than all) of the Dividend Shares upon determination by the Company’s Board of Directors, in its sole discretion, that such repurchase is in the best interests of the Company; provided, that, such right must be exercised, if at all, by giving each Initial Stockholder notice of the same at any time on or before the date as of which the Registration Statement is declared effective by the SEC.

B.  Post-Effective Date. In the event that the Underwriter purchases less than all of the Option Units that are subject to the Over-Allotment Option, the Company shall have a Dividend Share Repurchase Right (and obligation) to purchase, at the Repurchase Price, such number of Dividend Shares from the Initial Stockholders as is determined in accordance with Paragraph I.C. below, which right shall be exercised by giving each Initial Stockholder notice of the same within two Business Days following the date of the expiration or termination (other than by exercise in full by the Underwriter) of all or any portion of the Over-Allotment Option in accordance with the terms thereof (“Expiration Date”). The Dividend Shares determined to be subject to repurchase in accordance with Paragraph I.C~~.~~ below are referred to herein as the “Repurchase Shares”.

C.  Repurchase Shares. The total number of Repurchase Shares shall be equal to 351,562 minus 25% of the number of Option Units purchased by the Underwriters pursuant to its Over-Allotment Option, or:

Repurchase Shares = 351,562 - (Option Units purchased x 25%)

The portion of the total number of Repurchase Shares each Initial Stockholder shall be obligated to sell to the Company upon exercise of its Dividend Share Repurchase Right shall be proportionate to their respective ownership percentage of Dividend Shares. All calculations resulting in fractional shares shall be rounded up to the next whole share.

II.  Escrow; Settlement. By the Effective Date, each Initial Stockholder shall deposit the certificates representing their respective Dividend Shares, together with a stock power duly endorsed in blank for up to the number of shares set forth opposite such Initial Stockholders name on Schedule I hereto, with the Escrow Agent pursuant to the Stock Escrow Agreement relating to the IPO, by and among the Company and the undersigned (the “Stock Escrow Agreement”). If the Company exercises its Dividend Share Repurchase Right, the Repurchase Shares shall be transferred on the books of the Company and released to the Company from escrow, pursuant to the Stock Escrow Agreement, and the Company shall tender payment to each of the Initial Stockholders of the Repurchase Price in respect of their Repurchase Shares, within five (5) business days of the Expiration Date.

III.  Miscellaneous.

A.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

B.  Successors and Assigns. This Agreement shall be binding on each of the undersigned and its successors and assigns.

C.  Amendments. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

D.  Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

E.  Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Facsimile signatures shall be deemed originals for all purposes hereunder.

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If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

Very truly yours, APEX BIOVENTURES ACQUISITION CORPORATION

By:
Name: Title:

Accepted and Agreed by each of the undersigned
Initial Stockholders of the Company as of the date
first set forth above:

FOR INDIVIDUALS:

Print Name of Individual

Signature

FOR ENTITIES:

Print Name of Entity

Signature of Authorized Signatory

Print Name and Title of Authorized Signatory

SCHEDULE I

Initial Stockholder	# of Dividend Shares	Percentage of Total # of Dividend Shares
K. Michael Forrest	89,738	25.5255%
John J. Chandler	22,887	6.5101%
Nancy T. Chang	21,270	6.050%
Easton Associates, LLC	57,605	16.3855%
Invivos Limited Partners	53,064	15.0938%
Treasure Road Partners Limited	57,605	16.3855%
Anthony J. Sinskey	21,270	6.050%
Robert L. Van Nostrand	28,125	8.0000%